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                                                                   Exhibit 10.27


                                                              January __, 1999

Aquis Communications, Inc.
1719A, Route 10
Suite 300
Parsippany, NJ 07054

         Re:      AQUIS COMMUNICATIONS, INC. EMPLOYMENT AGREEMENTS

Gentlemen:

         Reference is made to the Employment Agreement dated as of July 7, 1998 between Aquis Communications, Inc. (formerly known as BAP Acquisition Corp.) (the "COMPANY") and John X. Adiletta, as amended (the "ADILETTA AGREEMENT"), and the Employment Agreement dated as of November __, 1998 between the Company and Brian Plunkett (the "PLUNKETT AGREEMENT," and together with the Adiletta Agreement, the "EMPLOYMENT AGREEMENTS"). Messrs. Adiletta and Plunkett are sometimes hereinafter referred to individually as an "Employee," or collectively as the "Employees". In connection with the Employment Agreements, the undersigned Employees wish to amend the Employment Agreements as set forth below.

         Pursuant to Section 12A of the Adiletta Agreement and Section 12 of the Plunkett Agreement, each of the Employment Agreements are terminable at the option of the Employee who is a party thereto upon a "Change of Control" (as that term is defined in the Employment Agreements) of the Company. Under each of the Employment Agreements, a Change of Control is deemed to have occurred upon, among other things, the approval by the stockholders of the Company of a merger or consolidation of the Company with any other entity. On November 5, 1998, the stockholders of the Company unanimously approved the merger of the Company with and into a wholly-owned subsidiary of Paging Partners Corporation, a Delaware corporation, substantially upon the terms of an Agreement and Plan of Merger (the "PAGING PARTNERS MERGER").

         By signing below, the undersigned Employees hereby amend, and the Company hereby consents to the amendment of, the respective Employment Agreement to which each undersigned Employee is a party by adding the following sentence immediately following the last sentence of subsection (c) of paragraph of
Section 12A of the Adiletta Agreement and immediately following the last sentence of subsection (c) of Section 12 of the Plunkett Agreement:

         "Notwithstanding the foregoing, the merger of the Corporation with and into a wholly-owned subsidiary of Paging Partners Corporation, a Delaware corporation, pursuant to the terms of an Agreement and Plan of Merger dated as of November 6, 1998, as the same may be amended from time to time, shall not be deemed to constitute a `Change of Control' of the Company, and no payments shall be owed the Employee under this paragraph by reason thereof."

Except as specifically set forth herein, the Employment Agreements shall remain in full force and effect.


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         Executed as of the date first above written.

                                                  Very truly yours,


                                                  ______________________________
                                                  John X. Adiletta


                                                  ______________________________
                                                  Brian Plunkett


AGREED AND ACKNOWLEDGED

AQUIS COMMUNICATIONS, INC.


By:________________________________
              (Title)



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